EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT

                              BLUE SUN MEDIA, INC.
                          349 W. Pine Street, Suite 4D
                            Central Point, OR 97502

A.    Instructions.
      ------------

      Each person considering subscribing for the Shares should review the following instructions:

      Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

      The Company shall have the right to accept or reject any subscription, in whole or in part.

      An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

      Payment : Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on 90 days from the effective date of the S-1 Registration. There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.    Communications.
      --------------

      All documents and check should be forwarded to:

                              BLUE SUN MEDIA, INC.
                          349 W. Pine Street, Suite 4D
                            Central Point, OR 97502
                          Attention: Elise Travertini

SUBSCRIPTIONS ARE SOLD IN $500 INCREMENTS ONLY.

THE PURCHASE OF SHARES OF BLUE SUN MEDIA, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF BLUE SUN MEDIA, INC.'S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

                                                            BLUE SUN MEDIA, INC.
                                                          SUBSCRIPTION AGREEMENT
                                                                     Page 1 of 2
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                              BLUE SUN MEDIA, INC.
                          349 W. Pine Street, Suite 4D
                            Central Point, OR 97502

                             SUBSCRIPTION AGREEMENT
                             ----------------------

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's Effective Final Prospectus filed on Form S-1/A and dated on or around January __, 2011.

SUBSCRIPTIONS ARE SOLD IN $500 INCREMENTS ONLY.

Total Number of Shares to be Acquired:        ______50,000_________________

Amount to be Paid (price of $0.01 per Share): ________$500_________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ________ of ________________________________, 2011.

NAME: (PRINT) as it should appear on the Certificate: __________________________

ADDRESS: _______________________________________________________________________
         _______________________________________________________________________

If Joint Ownership, check one (all parties must sign above):
|_| Joint Tenants with Right of Survivorship
|_| Tenants in Common
|_| Community Property

If Fiduciary or a Business or an Organization, check one:
|_| Trust
|_| Estate
|_| Power of Attorney
Name and Type of Business Organization: ________________________________________

IDENTIFICATION AUTHENTICATION REQUIRED!:
----------------------------------------

Below is my (circle one) Social Security # - Passport# - Drivers License# - Tax ID# - Other ___________________

#: ___________________________


SIGNATURE: ___________________________________

                           ACCEPTANCE OF SUBSCRIPTION
                           --------------------------

The foregoing Subscription is hereby accepted for and on behalf of BLUE SUN MEDIA, INC.

this _______ day of ___January___, 2011.


                                   By: _________________________________________
                                       Elise Travertini, President

                                                            BLUE SUN MEDIA, INC.
                                                          SUBSCRIPTION AGREEMENT
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